UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012

Feihe International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	001-32473	90-02087589
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor

Chaoyang District, Beijing, China 100016

(Address of principal executive offices, including zip code)

+86 (10) 8457-4688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 7, 2012, Feihe International, Inc. (the "Company") issued a press release regarding the formation of a Special Committee (the "Special Committee") of its Board of Directors, and the Special Committee's retention of financial and legal advisors, relating to the previously announced non-binding proposal received by the Company's Board of Directors on October 3, 2012 from the Company's Chairman and Chief Executive Officer, Mr. You-Bin Leng, and an affiliate of Morgan Stanley Private Equity Asia, the private equity arm of Morgan Stanley, to acquire all of the outstanding shares of common stock of the Company not currently owned by Mr. Leng (and possibly other rollover shareholders) in a going private transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

99.1	Press Release of Feihe International, Inc., dated November 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feihe International, Inc.

Date: November 7, 2012	By:	/s/ Liu Hua
Liu Hua
Vice Chairman, Chief Financial Officer, Treasurer & Secretary